First Amendment to SALES AGENCY Agreement

         THIS FIRST AMENDMENT TO Sales AGENCY Agreement (hereinafter referred to as the "Amendment"), made and entered into as of the 9th day of March, 2000, by and between BERTHEL FISHER FINANCIAL SERVICES, INC. ("Berthel Fisher") and LEHIGH ACRES FIRST NATIONAL BANCSHARES, Inc. ("Company").

         WHEREAS, Berthel Fisher and Company entered into that certain Sales Agency Agreement, dated as of September 14, 1999, pursuant to which Berthel Fisher agreed to sell between 600,000 and 1,000,000 shares of the Company's common stock on a best efforts basis (the "Agreement");

         WHEREAS, the Agreement is scheduled to terminate on December 31, 1999;

         WHEREAS, the parties desire to revise the commissions and expenses payable to the Berthel Fisher;

         WHEREAS, the parties desire to extend the term of the Agreement until June 30, 2000;

         WHEREAS, the Company intends to file a post-effective amendment to reflect all material developments;

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

               1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein contained shall have the meanings ascribed to them in the Agreement.

               2. Employment of Berthel Fisher. Section 2(c) of the Agreement is deleted in its entirely and replaced with the following paragraph 2(c):

               (c) The Company and Berthel Fisher agree that unless 600,000 of the Shares to be offered are sold by June 30, 2000 (or such later date as shall be mutually agreed upon by the Company and Berthel Fisher), the agency between the Company and Berthel Fisher will terminate. If the agency between the Company and Berthel Fisher terminates, the full proceeds which have been paid for the Shares shall be returned to the purchasers. Prior to the sale of all of the Shares to be offered, all proceeds received from the sale of the Shares will be deposited in an escrow account for Lehigh Acres First National Bancshares, Inc. with The Bankers Bank (the "Escrow Agent").

               3. Employment of Berthel Fisher. Section 2(f) of the Agreement is deleted in its entirety and replaced with the following paragraph 2(f):

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               (f) In exchange  for the services of Berthel  Fisher  pursuant to this Agreement, the Company agrees to pay Berthel Fisher a commission on all Shares sold in the Offering based on the following: (i) $.80 per share commission on all shares sold to the public by Berthel Fisher, including any shares sold by selected dealers of Berthel Fisher and (ii) $.10 per share administration fee on all other Shares sold in the offering. The selling commission shall be payable at such time as the subscription Shares sold by Berthel Fisher, or its selected dealers, are accepted by and payment in full is received therefor by the Company and the funds are released from escrow.

               4. Expenses of Berthel Fisher. Section 3 of the Agreement is deleted in its entirety and replaced with the following paragraph 3:

               The Company and Berthel Fisher agree that the payment of any and all out-of-pocket expenses incurred or to be incurred by Berthel Fisher or by its personnel in connection with the offering of the Shares is subject to the Company's pre-approval.

               5. Miscellaneous.

               (a) Ratification of Agreement. Berthel Fisher and Company hereby ratify and confirm all of the terms and conditions of the Agreement, as amended hereby, and as modified, amended or supplemented by this Amendment, and all of the terms and provisions of the Agreement shall remain in full force and effect.

               (b) Binding Effect. The terms of this Amendment shall be binding upon Berthel Fisher and the Company and their respective successors and assigns.

               (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one and the same instrument.

               (d) Facsimiles. Each party shall be authorized to accept, and may rely upon, a facsimile transmission of this Amendment executed by the other party and such document shall be binding upon the executing party.

         IN WITNESS WHEREOF, Berthel Fisher and the Company have caused this First Amendment to Sales Agency Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.


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LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.

By:      /s/ Brenda M. O'Neil
         ---------------------------------------
         Brenda M. O'Neil, President and CEO



BERTHEL FISHER FINANCIAL SERVICES, INC.


By:      /s/ Thomas J. Berthel
         --------------------------------------
         Thomas J. Berthel, CEO